Supplement Dated November 8, 2012 to your Prospectus

The following language is added in alphabetical order to the State Variations section of your prospectus:

South Dakota – This contract is no longer for sale as of January 1, 2013.

This Supplement Should be Retained for Future Reference.

HV-7409